Wildermuth Fund

Exhibit 13(b) to Form N-CSR

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

I, Mitchell Mansfield, Principal Executive Officer of the Wildermuth Fund, certify to my knowledge that:

1.	The N-CSR of the registrant for the period ended September 30, 2023 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant for the stated period.

/s/ Mitchell Mansfield

Mitchell Mansfield

Principal Executive Officer

Date: December 7, 2023

I, Gerard Scarpati, Principal Financial Officer of the Wildermuth Fund, certify to my knowledge that:

1.	The N-CSR of the registrant for the period ended September 30, 2023 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant for the stated period.

/s/ Gerard Scarpati

Gerard Scarpati

Treasurer and Chief Financial Officer

(Principal Financial Officer)

Date: December 7, 2023

These statements accompany this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by the Wildermuth Fund for purposes of the Securities Exchange Act of 1934.

A signed original of this written statement required by Section 906 has been provided to Wildermuth Fund and will be retained by the Wildermuth Fund and furnished to the Securities and Exchange Commission or its staff upon request.